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                           OFFER TO PURCHASE FOR CASH

                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                MULTEX.COM, INC.
                                       AT

                              $7.35 NET PER SHARE
                                       BY

                         PROTON ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                               REUTERS GROUP PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MARCH 25, 2003, UNLESS THE OFFER IS EXTENDED.

                                                               February 26, 2003

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by Proton Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Reuters Group PLC, a public limited company organized under the laws of England and Wales ("Reuters"), to act as Dealer Manager in connection with Purchaser's offer to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Multex Common Stock"), of Multex.com, Inc., a Delaware corporation ("Multex"), at a purchase price of $7.35 per share of Multex Common Stock, net to the seller in cash (the "Per Share Amount"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 26, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold shares of Multex Common Stock registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold shares of Multex Common Stock registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.  The Offer to Purchase, dated February 26, 2003;

     2. The Letter of Transmittal to be used by stockholders of Multex in accepting the Offer (manually signed facsimile copies of the Letter of Transmittal may be used to tender shares of Multex Common Stock);

     3. The Notice of Guaranteed Delivery to be used by stockholders of Multex to accept the Offer if the procedures for tendering shares of Multex Common Stock set forth in "THE TENDER OFFER -- Procedure for Tendering Shares of Multex Common Stock and Warrants" in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in "THE TENDER OFFER -- Terms of the Offer" in the Offer to Purchase);
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     4.  A printed form of letter that may be sent to your clients for whom you hold shares of Multex Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     5. A letter to stockholders of Multex from Mr. Isaak Karaev, Chairman of the Board and Chief Executive Officer of Multex, together with a Solicitation/Recommendation Statement on Schedule 14D-9, dated February 26, 2003, which has been filed by Multex with the Securities and Exchange Commission;

     6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     7. Return envelope addressed to American Stock Transfer & Trust Company (the "Depositary").

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE HAVING BEEN PROPERLY AND VALIDLY TENDERED PURSUANT TO THE OFFER AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES OF MULTEX COMMON STOCK WHICH, TOGETHER WITH THE NUMBER OF SHARES OF MULTEX COMMON STOCK OWNED BY REUTERS, PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES, IF ANY, REPRESENTS AT LEAST A MAJORITY OF THE TOTAL ISSUED AND OUTSTANDING SHARES OF MULTEX COMMON STOCK (ASSUMING THE EXERCISE OF ALL OPTIONS, WARRANTS AND OTHER RIGHTS TO PURCHASE SHARES OF MULTEX COMMON STOCK WHICH ARE THEN OR WHICH WILL BE WITHIN SIX MONTHS THEREAFTER VESTED AND EXERCISABLE) AND (II) THE TERMINATION OR EXPIRATION OF ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE TERMINATION, EXPIRATION OR OTHER SATISFACTION OF ANY OTHER COMPARABLE PROVISIONS UNDER ANY APPLICABLE PRE-MERGER NOTIFICATION LAWS OR REGULATIONS OF FOREIGN JURISDICTIONS. THE CONSUMMATION OF THIS OFFER IS ALSO SUBJECT TO THE OTHER CONDITIONS DESCRIBED IN "THE TENDER OFFER -- CERTAIN CONDITIONS OF THE OFFER" IN THE OFFER TO PURCHASE.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MARCH 25, 2003, UNLESS THE OFFER IS EXTENDED.

     In all cases, payment for shares of Multex Common Stock accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of all of the following:

          (a) the certificates for such shares of Multex Common Stock in proper form for transfer, or a timely confirmation of the book-entry transfer of such shares of Multex Common Stock into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in "THE TENDER OFFER -- Procedure for Tendering Shares of Multex Common Stock and Warrants" in the Offer to Purchase,

          (b) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and

          (c) any other documents required by the Letter of Transmittal.

     Any stockholder who desires to tender shares of Multex Common Stock and whose certificates for such shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents to the Depositary prior to the Expiration Date, may tender such shares by following the procedures for guaranteed delivery set forth in "THE TENDER OFFER -- Procedure for Tendering Shares of Multex Common Stock and Warrants" in the Offer to Purchase.

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     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PER SHARE AMOUNT FOR
SHARES OF MULTEX COMMON STOCK, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT PURSUANT TO THE OFFER.

     Neither Reuters nor Purchaser will pay any fees or commissions to any broker or dealer or other person (other than the Depositary, the Information Agent and the Dealer Manager, as disclosed in the Offer to Purchase) in connection with the solicitation of tenders of shares of Multex Common Stock pursuant to the Offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your clients. Purchaser will pay any stock transfer taxes with respect to the transfer and sale of shares of Multex Common Stock to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Questions and requests for assistance or for additional copies of the enclosed materials may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                          J.P. MORGAN SECURITIES INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF REUTERS, PURCHASER, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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